Exhibit 10.7

XXXXXX XX, 200X

XXXXXXXXXXXX

XXXXXXXXXXXX

XXXXXXXXXXXX

Re:	Letter Agreement for Stock Option Grant and Acceptance Between Nabi Biopharmaceuticals and XXXXXXXXXXXXXXX

Dear	XXXXXXXXXXX:

I am pleased to report that for good and valuable consideration, receipt of which is hereby acknowledged, Nabi Biopharmaceuticals, a Delaware corporation (the “Company”), does hereby grant to you (the “Optionee”) an option to purchase XXXXXXXXXX (XXXXX) shares of Common Stock of the Company (the “Option”), pursuant to the terms of the Company’s 1998 Non-Qualified Employee Stock Option Plan (the “Plan”) and the terms and conditions set forth below. A copy of the Plan is attached hereto and is incorporated herein in its entirety by reference. These options are issued in recognition of your years of service with Nabi Biopharmaceuticals.

The Optionee hereby accepts the Option subject to all of the provisions of the Plan, and upon the following additional terms and conditions:

1. The price at which the shares of Common Stock may be purchased pursuant to the Option is $XXXXX per share, subject to adjustment as provided in the Plan.

2. (a) The Option shall expire at the close of business on the tenth anniversary of the date hereof (the “Expiration Date”). Subject to the following provisions of the Section 2 and to the provisions of the Plan, the Option shall be fully exercisable as of the date of this award.

(b) If the Optionee’s employment is terminated by the Company for “cause”, the Option shall terminate automatically and without notice to the Optionee on the date the Optionee’s employment is terminated. For purposes hereof, “cause” shall mean (i) illegal or involves the misappropriation of funds or other property of the Company, (ii) willful misconduct by the Optionee or willful failure to perform his or her responsibilities In the best interests of the Company (including, without limitation, breach by the Optionee of any provision of any employment, advisory, consulting, nondisclosure, non-competition or other agreement between the Optionee and the Company or any subsidiary of the Company, (iii) refusal or failure to carry out any employment duties reasonably assigned to the Optionee other than by reason of death or disability, or (iv) demonstrated negligence or gross inefficiency in the execution of the Optionee’s employment duties for the Company. Any resignation in anticipation of discharge for cause that is accepted by the Company in lieu of a formal discharge for cause shall be deemed a termination of employment for cause for purposes hereof.

(c) If the Optionee dies while employed by the Company or with ninety (90) days after the Optionee ceases active employment due to disability, each option held by the Optionee immediately prior to death may be exercised, to the extent it was exercisable immediately prior to death, by the Optionee’s executor or administrator or by the person or persons to whom the option is transferred by will or applicable laws of decent and distribution, at any time within a one-year period beginning with the date of the Optionee’s death, but in no event beyond the Expiration Date.

(d) If the Optionee’s employment with the Company terminates for any reason other than cause or death, all options held by the Optionee shall be exercisable by the Optionee during the ninety (90) days following such termination, but in no event after the Expiration Date.

(e) In the event exercise of the Option shall require the Company to issue a fractional share of Common Stock of the Company, such fraction shall be disregarded and the such fractional share shall be carried forward and added to any shares covered by future exercise(s) of the Option.

3. The Option shall not be transferable other than by will or by the laws of descent and distribution and shall be exercisable during the Optionee’s lifetime only by Optionee.

4. Options may be exercised only in writing and in the manner described in the Nabi Stock Options Information Brochure and the Salomon Smith Barney Automated Stock Access Program brochure, copies of which are attached hereto.

5. This Option shall not be treated as an incentive stock option.

6. Any brokerage fees or commissions, and all taxes are the responsibility of the Optionee.

WITNESS the execution hereof as of XXXXXXXXX XX of 200X.

Nabi Biopharmaceuticals

By
Thomas H. McLain, Chairman
Chief Executive Officer & President

By singing this Letter Agreement below, the Optionee hereby acknowledges and agrees that he/she has read, understands and accepts all of the terms and conditions set forth herein and set forth in the Nabi 1998 Non-Qualified Employee Stock Option Plan.

Optionee Signature

Print Name

1998 Non-Qualified Employee Stock Option Plan

2